UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2016 (April 22, 2016)

HIGH PERFORMANCE BEVERAGES COMPANY

(Exact name of registrant as specified in its charter)

Nevada	333-170393	27-3566307
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5137 E. Armor St., Cave Creek, AZ 85331

(Address of principal executive offices) (Zip code)

602.326.8290

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On April 22, 2016, High Performance Beverages Company, a Nevada corporation (the “Company”) approved the issuance of 100,000,000 shares of common stock, par value $0.00001, to Toby McBride and 100,000,000 shares of common stock, par value $0.00001, to Michael Holley (the “Issuance”). The Issuance was made in consideration for their services and contribution to the Company, including but not limited to implementing a new product line of drinks with two flavors, attracting new athletes to the Company, hiring a new marketing firm allowing the Company to increase visibility and consumer confidence and exploring licensing avenues to allow the production of the Company’s products in other, foreign markets.

On April 22, 2016, the Company also approved the issuance of 50,000,000 shares of common stock of the Company, par value $0.00001, to Sichenzia Ross Friedman Ference LLP (“SRFF”) in satisfaction of $50,000 owed by the Company to SRFF for legal services.

The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGH PERFORMANCE BEVERAGES COMPANY

Dated: April 27, 2016	By:	/s/ Toby McBride
Name: Toby McBride Title: Chief Executive Officer

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